Filed pursuant to Rule 424(b)(3)
                                        Registration Statement Number 333-112274

            Addendum to Prospectus Supplement Dated February 24, 2006

                                                        Dated: December 15, 2006

                                 STATE OF ISRAEL
                                  $400,000,000
                    FLOATING RATE LIBOR BONDS (SIXTH SERIES)
                    ----------------------------------------

Initial Interest Rate for the Bonds purchased during the Sales Period commencing on December 15, 2006 and terminating on December 31, 2006 are:

4-Year Floating Rate LIBOR Bond     5.375%
10-Year Floating Rate LIBOR Bond    5.475%

These interest rates were calculated as follows:

4-Year Floating Rate LIBOR Bond:

Applicable LIBOR           +   Number of basis points set by   =  Initial
for December 15-31, 2006:      State of Israel at beginning       Interest Rate:
------------------------       of this sales period:              -------------
                               --------------------

5.375%                         0 basis points                     5.375%


10-Year Floating Rate LIBOR Bond:

Applicable LIBOR           +   Number of basis points set by   =  Initial
for December 15-31, 2006:      State of Israel at beginning       Interest Rate:
------------------------       of this sales period:              -------------
                               --------------------

5.375%                         10 basis points                    5.475%

5-Year Floating Rate LIBOR Bond is not available during this Sales Period.

Applicable LIBOR is then adjusted two banking days prior to December 1 and June 1 during the term of the bonds. To ensure purchase of a Bond at such interest rate, all required subscription documents must be received in a form acceptable to Israel and the full purchase price must be accepted by December 26, 2006.